NEWS RELEASE

CONTACT:  Thomas Lyons, SVP & CFO
Provident Financial Services, Inc.
(201) 915-5491
FOR RELEASE:  7:43 A.M. Eastern Time: October 22, 2009


             Provident Financial Services, Inc. Announces Quarterly
                 Earnings and Declares Quarterly Cash Dividend


JERSEY CITY, NJ, October 22, 2009---/PR Newswire/First Call/ - Provident Financial Services, Inc. (NYSE:PFS) (the "Company") reported net income of $8.7 million, or $0.15 per basic and diluted share for the quarter ended September 30, 2009, compared to net income of $13.2 million, or $0.23 per basic and diluted share for the quarter ended September 30, 2008. The Company reported operating income, excluding a non-cash goodwill impairment charge recorded in the first quarter of 2009, of $23.9 million, or $0.43 per basic and diluted share for the nine months ended September 30, 2009, compared to net income of $34.2 million, or $0.61 per basic and diluted share for the nine months ended September 30, 2008.

The Company previously recognized a $152.5 million, or $2.71 per share goodwill impairment charge during the quarter ended March 31, 2009. This accounting charge resulted in a net loss of $128.6 million, or $2.29 per basic and diluted share for the nine months ended September 30, 2009. The goodwill impairment charge was a non-cash accounting adjustment to the Company's financial statements which did not affect cash flows, liquidity, or tangible capital. As goodwill is excluded from regulatory capital, the impairment charge did not impact the regulatory capital ratios of the Company or its wholly owned subsidiary, The Provident Bank, both of which remain "well-capitalized" under regulatory requirements.

Compared with the three and nine months ended September 30, 2008, earnings and per share data for the three and nine months ended September 30, 2009 also reflect an increase in the provision for loan losses due to the following: an increase in non-performing loans; downgrades in credit risk ratings; an increase in commercial loans as a percentage of the total loan portfolio; and the impact of current macroeconomic conditions. The provision for loan losses was $6.5 million and $18.1 million for the three and nine months ended September 30, 2009, respectively, compared with $3.8 million and $6.6 million, respectively, for the same periods in 2008. In addition, earnings and per share data for the nine months ended September 30, 2009 were impacted by a special assessment imposed on the banking industry by the FDIC as part of a plan to restore the deposit insurance fund. The cost of this special assessment to the Company was $3.1 million, which resulted in a charge of $1.9 million, or $0.03 per basic and diluted share, net of tax, recognized during the second quarter of 2009.

Christopher Martin, President and Chief Executive Officer, commented, "While the markets and the economy are showing signs of stabilization, the lingering effects of a prolonged recession remain. We will continue to assist our customers with the necessary financial tools to navigate these challenging times. Our capital levels remain strong and, although the level of required loan loss provisions has affected our results, we increased capital through earnings and maintained our quarterly cash dividend. Core deposits increased at a 32% annualized rate during the third quarter and we continue to be pragmatic when deploying these funds into quality loans and investments." Martin continued, "Consistent with our long history, we will continue to maintain a strong balance sheet, conservative credit outlook, and will focus our attention on risk management in each of our lines of business."

Declaration of Quarterly Dividend

The Company's Board of Directors declared a quarterly cash dividend of $0.11 per common share payable on November 30, 2009, to stockholders of record as of the close of business on November 16, 2009.

Balance Sheet Summary

Total assets increased $267.6 million, or 4.1%, to $6.82 billion at September 30, 2009, from $6.55 billion at December 31, 2008, due primarily to increases in securities available for sale and cash and cash equivalents, partially offset by decreases in loans and intangible assets.

Cash and cash equivalents increased $131.0 million to $199.5 million at September 30, 2009, from $68.5 million at December 31, 2008, as a result of deposit inflows and proceeds from repayments and sales of loans. The Company will continue to deploy these balances to fund loan originations, investment purchases and the repayment of maturing borrowings.

Total investments increased $496.0 million, or 41.0%, during the nine months ended September 30, 2009. The increase included $84.9 million of residential mortgage loan pools that were securitized by the Company in the first quarter of 2009 and are held as securities available for sale. The loan securitization was undertaken to enhance the liquidity and risk-based capital treatment of the underlying loans. Securities purchases for the nine months ended September 30, 2009, consisted primarily of U.S. Government Agency guaranteed mortgage-backed securities and obligations.

The Company's net loans decreased $213.4 million, or 4.8%, to $4.27 billion at September 30, 2009, from $4.48 billion at December 31, 2008. This decrease was partially attributable to the securitization of $84.9 million of residential mortgage loans during the first quarter of 2009. Loan originations totaled $843.0 million and loan purchases totaled $40.0 million for the nine months ended September 30, 2009. Compared with December 31, 2008, residential mortgage loans decreased $269.2 million, consumer loans decreased $30.5 million, and construction loans decreased $16.5 million, while commercial mortgage and multi-family loans increased $95.5 million and commercial loans increased $17.7 million. In addition to the securitization of $84.9 million of loans, total residential mortgage loans decreased as a result of the sale of $96.6 million of primarily newly originated 30-year fixed-rate loans as part of the Company's interest rate risk management process. Commercial real estate, construction and commercial loans represented 50.9% of the loan portfolio at September 30, 2009, compared to 46.5% at December 31, 2008.

At September 30, 2009, the Company's unfunded loan commitments totaled $776.2 million, including $269.5 million in commercial loan commitments, $87.8 million in construction loan commitments and $142.9 million in commercial mortgage commitments. Unfunded loan commitments at June 30, 2009 were $730.2 million.

Intangible assets decreased $155.6 million to $359.1 million at September 30, 2009, from $514.7 million at December 31, 2008, primarily due to a $152.5 million goodwill impairment charge recognized in the first quarter of 2009.

Total deposits increased $648.9 million, or 15.4%, during the nine months ended September 30, 2009, to $4.88 billion. Core deposits, consisting of savings and demand deposit accounts, increased $562.4 million, or 20.9%, to $3.26 billion at September 30, 2009. The majority of the core deposit increase was in municipal money market and retail checking deposits. Time deposits increased $86.5 million, or 5.6%, to $1.62 billion at September 30, 2009, with the majority of the increase occurring in the 18- and 15-month maturity categories. Core deposits represented 66.8% of total deposits at September 30, 2009, compared to 63.7% at December 31, 2008.

Borrowed funds were reduced by $243.1 million, or 19.5%, during the nine months ended September 30, 2009, to $1.00 billion, as the Company deployed excess liquidity arising from the increase in core deposit funding. Borrowed funds represented 14.7% of total assets at September 30, 2009, a reduction from 19.1% at December 31, 2008.

Common stock repurchases for the nine months ended September 30, 2009 totaled 11,000 shares at an average cost of $10.67 per share. At September 30, 2009, 2.1 million shares remained eligible for repurchase under the current authorization. At September 30, 2009, book value per share and tangible book value per share were $14.75 and $8.75, respectively, compared with $17.09 and $8.45, respectively, at December 31, 2008. Tangible common equity as a percentage of tangible assets was 8.1% at September 30, 2009, compared with 8.4% at December 31, 2008.

Results of Operations

Net Interest Margin

The net interest margin increased 5 basis points to 3.01% for the quarter ended September 30, 2009, from 2.96% for the quarter ended June 30, 2009. The net interest margin for the quarter ended September 30, 2009 decreased 26 basis points from 3.27% for the quarter ended September 30, 2008. The increase in the net interest margin for the three months ended September 30, 2009 versus the trailing quarter was primarily attributable to an increase in average securities available for sale, an increase in the average balance of lower-cost demand deposit accounts, and a decrease in the average rates paid on interest-bearing liabilities. The decrease in the net interest margin for the three months ended September 30, 2009 versus the same period in 2008 was primarily attributable to reductions in earning asset yields, an increase in the average balance of lower-yielding interest-bearing deposits and short-term investments, and an increase in the average balance of non-performing loans. The weighted average yield on interest-earning assets was 4.84% for the three months ended September 30, 2009, compared with 4.96% for the trailing quarter and 5.51% for the three months ended September 30, 2008. The weighted average cost of interest-bearing liabilities was 2.07% for the quarter ended September 30, 2009, compared with 2.27% for the trailing quarter and 2.55% for the third quarter of 2008. The average cost of deposits for the three months ended September 30, 2009 was 1.73%, compared with 1.93% for the trailing quarter and 2.19% for the same period last year. The average cost of borrowings for the three months ended September 30, 2009 was 3.50%, compared with 3.60% for the trailing quarter and 3.62% for the same period last year.

For the nine months ended September 30, 2009, the net interest margin decreased 6 basis points to 3.02%, compared with 3.08% for the nine months ended September 30, 2008. The decrease in the net interest margin for the nine months ended September 30, 2009 versus the same period in 2008 was primarily attributable to reductions in earning asset yields, an increase in the average balance of lower-yielding interest-bearing deposits and short-term investments, and an increase in the average balance of non-performing loans. The weighted average yield on interest-earning assets declined 54 basis points to 5.00% for the nine months ended September 30, 2009, compared with 5.54% for the nine months ended September 30, 2008. The weighted average cost of interest-bearing liabilities declined 56 basis points to 2.24% for the nine months ended September 30, 2009, compared with 2.80% for the same period in 2008. The average cost of deposits for the nine months ended September 30, 2009 was 1.90%, compared with 2.49% for the same period last year. The average cost of borrowings for the nine months ended September 30, 2009 was 3.52%, compared with 3.83% for the same period last year.

Non-Interest Income

Non-interest income totaled $8.6 million for the quarter ended September 30, 2009, an increase of $813,000 compared to the same period in 2008. Other income increased $864,000 for the quarter ended September 30, 2009, compared with the same period in 2008, primarily due to an increase in gains on loan sales. The Company experienced an increase in the origination and sale of 30-year fixed-rate residential mortgage loans during the third quarter of 2009, compared with the same period in 2008, as a result of lower prevailing market interest rates that promoted increased refinancing activity. Gains on loan sales totaled $877,000 for the quarter ended September 30, 2009, compared with $56,000 for the same period in 2008. The Company recognized other-than-temporary impairment charges of $701,000 in the third quarter of 2009 related to investments in the common stock of three publicly traded financial institutions, compared with other-than-temporary impairment charges of $1.4 million recognized during the third quarter of 2008. In addition, income from the appreciation in the cash surrender value of Bank-owned life insurance increased $118,000, or 8.9% for the quarter ended September 30, 2009, compared with the same period in 2008. Partially offsetting these improvements, fee income for the quarter ended September 30, 2009 decreased $629,000, or 8.6%, compared to the same period in 2008, primarily as a result of fewer overdraft occurrences and lower income recorded from increases in the value of equity fund holdings. In addition, net gains on securities transactions totaled $195,000 for the quarter ended September 30, 2009, compared with net gains of $444,000 for the same quarter in 2008.

For the nine months ended September 30, 2009, non-interest income totaled $24.4 million, an increase of $1.2 million, or 5.1%, compared to the same period in 2008. Other income increased $718,000 for the nine months ended September 30, 2009, compared with the same period in 2008, primarily due to an increase in gains on loan sales. The Company experienced an increase in the origination and sale of 30-year fixed-rate residential mortgage loans during the year-to-date 2009, compared with the same period in 2008, as a result of lower prevailing market interest rates that promoted increased refinancing activity. Gains on loan sales totaled $1.7 million for the nine months ended September 30, 2009, compared with net losses of $6,000 for the same period in 2008. In addition, net gains on securities transactions totaled $1.4 million for the nine months ended September 30, 2009, compared with net gains of $845,000 for the same period in 2008. Partially offsetting these improvements, the Company recognized other-than-temporary impairment charges on securities of $1.5 million during the nine months ended September 30, 2009, compared with other-than-temporary impairment charges of $1.4 million recognized during the same period in 2008.


Non-Interest Expense

For the three months ended September 30, 2009, non-interest expense increased $4.0 million, or 12.6%, to $36.0 million, compared to $32.0 million for the three months ended September 30, 2008. FDIC insurance expense increased $2.3 million for the three months ended September 30, 2009, compared with the same period in 2008, as a result of deposit growth and increased premium rates. Compensation and benefits expense increased $1.7 million for the three months ended September 30, 2009, compared with the same period in 2008, primarily due to the recognition of $1.2 million in severance costs during the third quarter of 2009. Severance included previously disclosed costs associated with the retirements of two senior executives. In addition, other operating expenses increased $543,000 for the quarter ended September 30, 2009, compared with the same period last year. These increases were partially offset by a $258,000 decrease in the amortization of intangibles as a result of scheduled reductions in core deposit amortization, and reductions in net occupancy expense totaling $229,000.

Excluding the $152.5 million non-cash goodwill impairment charge recorded in the first quarter of 2009, non-interest expense increased $10.2 million, or 10.5%, to $107.4 million for the nine months ended September 30, 2009, compared to $97.2 million for the nine months ended September 30, 2008. FDIC insurance expense increased $7.4 million for the nine months ended September 30, 2009, compared with the same period in 2008, as a result of deposit growth, increased premium rates and the FDIC special assessment imposed on the industry as part of a plan to restore the deposit insurance fund. The cost of the FDIC special assessment was $3.1 million, which was accrued during the quarter ended June 30, 2009 and paid on September 30, 2009. Other operating expenses increased $1.9 million for the nine months ended September 30, 2009, compared with the same period in 2008, due primarily to costs associated with the dissolution of a real estate development joint venture. Compensation and benefits expense increased $1.8 million for the nine months ended September 30, 2009, compared with the same period in 2008, primarily due to the recognition of $1.8 million in severance costs during the nine months ended September 30, 2009. Severance included previously disclosed costs associated with the retirements of two senior executives in the third quarter of 2009. These increases were partially offset by a $686,000 decrease in the amortization of intangibles as a result of scheduled reductions in core deposit amortization, and reductions in net occupancy expense totaling $356,000.

Asset Quality

Total non-performing loans at September 30, 2009 were $78.2 million, or 1.81% of total loans, compared with $63.9 million, or 1.47% of total loans at June 30, 2009, $59.1 million, or 1.31% of total loans at December 31, 2008, and $35.3 million, or 0.81% of total loans at September 30, 2008. At September 30, 2009, impaired loans totaled $46.0 million with related specific reserves of $6.8 million. The increase in non-performing loans at September 30, 2009 compared with the trailing quarter was largely attributable to the addition of an $11.2 million senior participation interest in a $283.0 million Shared National Credit. Proceeds from this construction loan facility are being used to convert an existing 35-story, 631,000 square foot office building in New York City into a mixed-use 349-unit residential condominium and 251-room hotel. The project has been impacted by additional costs and a decline in sales activity. While this loan has been classified as non-accrual, the hotel construction is nearing completion and the loan was current as to principal and interest at September 30, 2009. The Company estimates a loan-to-value ratio of approximately 77% at September 30, 2009, and therefore, in accordance with Generally Accepted Accounting Principles, no specific reserve has been allocated to this loan.

At September 30, 2009, the Company's allowance for loan losses was 1.29% of total loans, compared with 1.05% of total loans at December 31, 2008, and 0.99% of total loans at September 30, 2008. The Company recorded provisions for loan losses of $6.5 million and $18.1 million for the three and nine months ended September 30, 2009, respectively, compared with provisions of $3.8 million and $6.6 million for the three and nine months ended September 30, 2008, respectively. For the three and nine months ended September 30, 2009, the Company had net charge-offs of $2.8 million and $10.1 million, respectively, compared with net charge-offs of $1.6 and $4.1 million, respectively, for the same periods in 2008. Net charge-offs for the nine months ended September 30, 2009 included $3.0 million related to an equipment lease financing company that was recognized in the second quarter of 2009. The allowance for loan losses increased $8.0 million to $55.7 million at September 30, 2009, from $47.7 million at December 31, 2008. The increase in the loan loss provision for the three and nine months ended September 30, 2009, compared with the same periods in 2008, was attributable to an increase in non-performing loans, downgrades in credit risk ratings and an increase in commercial loans as a percentage of the total loan portfolio to 50.9% at September 30, 2009, from 44.7% at September 30, 2008. At September 30, 2009, the Company held $7.0 million of foreclosed assets, compared with $3.4 million at December 31, 2008.

Income Tax Expense

For the three months ended September 30, 2009, the Company's income tax expense was $2.8 million, compared with $4.2 million for the same period in 2008. For the nine months ended September 30, 2009, the Company's income tax expense was $7.4 million, compared with $12.3 million for the same period in 2008. The decrease in income tax expense was attributable to lower pre-tax income and a lower effective tax rate. Excluding the impact of the goodwill impairment charge recognized in the first quarter of 2009, which is not tax deductible, the Company's effective tax rates were 24.1% and 23.6%, respectively, for the three and nine months ended September 30, 2009, compared with 24.2% and 26.5% for the three and nine months ended September 30, 2008, respectively. The reduction in the effective tax rate was attributable to reduced projections of taxable income and a larger proportion of the Company's income being derived from tax-exempt sources.

About the Company

Provident Financial Services, Inc. is the holding company for The Provident Bank, a community-oriented bank offering a full range of retail and commercial loan and deposit products. The Bank currently operates 84 full service branches throughout northern and central New Jersey.


Post Earnings Conference Call

Representatives of the Company will hold a conference call for investors at 10:00 a.m. Eastern Time on October 22, 2009 regarding highlights of the Company's third quarter 2009 financial results. The call may be accessed by dialing 1-800-860-2442 (Domestic) or 1-412-858-4600 (International). Internet access to the call is also available (listen only) at www.providentnj.com by going to Investor Relations and clicking on Webcast.

Forward Looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the
Securities  Exchange  Act  of  1934.  Such  forward-looking  statements  may  be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company also advises readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
                      Consolidated Statements of Condition
              September 30, 2009 (Unaudited) and December 31, 2008
                             (Dollars in Thousands)

                            Assets                                      September 30, 2009              December 31, 2008
                                                                 --------------------------------- ----------------------------


Cash and due from banks                                         $                    196,001      $                66,315
Short-term investments                                                                 3,527                        2,231
                                                                 --------------------------------- ----------------------------
                  Total cash and cash equivalents                                    199,528                       68,546
                                                                 --------------------------------- ----------------------------

Investment securities held to maturity (market value of
        $354,424 at September 30, 2009 (unaudited) and
        $351,623 at December 31, 2008)                                               338,940                      347,484
Securities available for sale, at fair value                                       1,333,042                      820,329
Federal Home Loan Bank stock                                                          34,675                       42,833

Loans                                                                              4,321,364                    4,526,748
        Less allowance for loan losses                                                55,731                       47,712
                                                                 --------------------------------- ----------------------------
                  Net loans                                                        4,265,633                    4,479,036
                                                                 --------------------------------- ----------------------------

Foreclosed assets, net                                                                 7,044                        3,439
Banking premises and equipment, net                                                   76,611                       75,750
Accrued interest receivable                                                           24,864                       23,866
Intangible assets                                                                    359,129                      514,684
Bank-owned life insurance                                                            130,913                      126,956
Other assets                                                                          45,930                       45,825
                                                                 --------------------------------- ----------------------------
                  Total assets                                  $                  6,816,309      $             6,548,748
                                                                 ================================= ============================

             Liabilities and Stockholders' Equity
Deposits:
        Demand deposits                                         $                  2,385,809      $             1,821,437
        Savings deposits                                                             870,375                      872,388
        Time deposits of $100,000 or more                                            511,008                      445,466
        Other time deposits                                                        1,108,019                    1,087,045
                                                                 --------------------------------- ----------------------------
                  Total deposits                                                   4,875,211                    4,226,336

Mortgage escrow deposits                                                              17,928                       20,074
Borrowed funds                                                                     1,004,623                    1,247,681
Other liabilities                                                                     35,927                       36,067
                                                                 --------------------------------- ----------------------------
                  Total liabilities                                                5,933,689                    5,530,158
                                                                 --------------------------------- ----------------------------

Stockholders' Equity:
Preferred stock, $0.01 par value,
  50,000,000 shares authorized, none issued                                                --                            --
Common stock, $0.01 par value, 200,000,000 shares authorized,
  83,209,293 shares issued and 59,824,710 shares outstanding at
  September 30, 2009, and 59,610,623 shares outstanding at
  December 31, 2008                                                                       832                         832
Additional paid-in capital                                                          1,014,556                   1,013,293
Retained earnings                                                                     305,940                     454,444
Accumulated other comprehensive income (loss)                                           8,840                        (485)
Treasury stock at cost                                                               (384,972)                   (384,854)
Unallocated common stock held by Employee Stock
  Ownership Plan                                                                      (62,576)                    (64,640)
Common Stock acquired by the Directors' Deferred Fee Plan                              (7,598)                     (7,667)
Deferred compensation - Directors' Deferred Fee Plan                                    7,598                       7,667
                                                                  -------------------------------- ----------------------------
                  Total stockholders' equity                                          882,620                   1,018,590
                                                                  -------------------------------- ----------------------------
                  Total liabilities and stockholders'
                      equity                                    $                   6,816,309     $             6,548,748
                                                                  ================================ ============================

                PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
                      Consolidated Statements of Operations
       Three and Nine Months Ended September 30, 2009 and 2008 (Unaudited)
                  (Dollars in Thousands, Except Per Share Data)

                                                         Three Months Ended                Nine Months Ended
                                                            September 30,                    September 30,
                                                    ------------------------------  ---------------------------------
                                                        2009            2008            2009              2008
                                                    -------------  ---------------  --------------   ----------------
Interest income:
 Real estate secured loans                        $     39,286           42,465        119,566            124,406
 Commercial loans                                       11,108           10,665         32,176             32,568
 Consumer loans                                          7,722            9,106         23,819             27,932
 Investment securities                                   3,327            3,606         10,119             10,860
 Securities available for sale                          11,497           10,770         32,876             32,372
 Other short-term investments                                1               26             13                329
 Deposits                                                   98               --            215                 --
 Federal funds                                               --              --             24                164
                                                    -------------  ---------------  --------------   ----------------
                   Total interest income                73,039           76,638        218,808            228,631
                                                    -------------  ---------------  --------------   ----------------

Interest expense:
 Deposits                                               18,807           20,133         58,136             68,945
 Borrowed funds                                          8,922           11,154         28,266             32,577
                                                    -------------  ---------------  --------------   ----------------
                   Total interest expense               27,729           31,287         86,402            101,522
                                                    -------------  ---------------  --------------   ----------------
                   Net interest income                  45,310           45,351        132,406            127,109

Provision for loan losses                                6,500            3,800         18,100              6,600
                                                    -------------  ---------------  --------------   ----------------

                   Net interest income after
                   provision for loan losses            38,810           41,551        114,306            120,509
                                                    -------------  ---------------  --------------   ----------------

Non-interest income:
 Fees                                                    6,652            7,281         18,347             18,287
 Bank-owned life insurance                               1,438            1,320          3,957              3,980
 Net gain on securities transactions                       195              444          1,374                845

 Other-than-temporary impairment losses on
 securities                                               (701)          (1,410)        (6,167)            (1,410)
   Portion of loss recognized in other
    comprehensive income (before taxes)                      --              --          4,665                  --
                                                    -------------  ---------------  --------------   ----------------
   Net impairment losses on securities recognized         (701)          (1,410)        (1,502)            (1,410)
    in earnings

 Other income                                            1,004              140          2,243              1,525
                                                    -------------  ---------------  --------------   ----------------
                   Total non-interest income             8,588            7,775         24,419             23,227
                                                    -------------  ---------------  --------------   ----------------

Non-interest expense:
 Goodwill impairment                                       --                --        152,502                 --
 Compensation and employee benefits                     18,257           16,591         52,518             50,768
 FDIC Insurance                                          2,450              173          7,810                458
 Net occupancy expense                                   4,966            5,195         15,270             15,626
 Data processing expense                                 2,354            2,296          7,010              6,903
 Advertising and promotion                               1,117            1,160          3,147              2,989
 Amortization of intangibles                             1,115            1,373          4,020              4,706
 Other operating expenses                                5,713            5,170         17,644             15,752
                                                    -------------  ---------------  --------------   ----------------
                   Total non-interest expense           35,972           31,958        259,921             97,202
                                                    -------------  ---------------  --------------   ----------------
                   Income (loss) before income          11,426           17,368       (121,196)            46,534
                     tax    expense
Income tax expense                                       2,750            4,205          7,402             12,325
                                                    -------------  ---------------  --------------   ----------------


                                       7

                   Net income (loss)              $      8,676           13,163       (128,598)           $34,209
                                                    =============  ===============  ==============   ================

Basic earnings (loss) per share                   $       0.15           $ 0.23          (2.29)           $  0.61
Average basic shares outstanding                    56,311,141       56,078,691     56,240,746         56,006,174

Diluted earnings (loss) per share                 $       0.15           $ 0.23          (2.29)           $  0.61
Average diluted shares outstanding                  56,311,141       56,078,870     56,240,746         56,006,234



                       PROVIDENT FINANCIAL SERVICES, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
              (Dollars in thousands, except share data) (Unaudited)


                                                             At or for the Three           At or for the Nine
                                                                 Months Ended                 Months Ended
                                                                September 30,                 September 30,
                                                     ----------------------------------------------------------------
                                                              2009         2008              2009             2008
                                                              ----         ----              ----             ----
STATEMENTS OF OPERATIONS:
Net interest income                                        $45,310        $45,351        $132,406        $127,109
Provision for loan losses                                    6,500          3,800          18,100           6,600
Non-interest income                                          8,588          7,775          24,419          23,227
Non-interest expense (1)                                    35,972         31,958         107,419          97,202
Operating income before income tax expense (2)              11,426         17,368          31,306          46,534
Operating income (2)                                         8,676         13,163          23,904          34,209
Goodwill impairment charge                                      --             --         152,502              --
Net income (loss)                                            8,676         13,163       (128,598)          34,209
Operating basic and diluted earnings per share (1)           $0.15          $0.23           $0.43           $0.61
Per share impact of goodwill impairment charge                  --             --         $(2.71)              --
Basic and diluted earnings (loss) per share                  $0.15          $0.23         $(2.29)           $0.61
Interest rate spread                                         2.77%          2.96%           2.76%           2.74%
Net interest margin                                          3.01%          3.27%           3.02%           3.08%

PROFITABILITY:
Annualized return on average assets (1)                      0.51%          0.82%           0.48%           0.72%
Annualized return on average equity (1)                      3.92%          5.17%           3.46%           4.53%
Annualized non-interest expense to average assets (1)        2.12%          1.98%           2.17%           2.04%
Efficiency ratio (1), (3)                                   66.74%         60.16%          68.50%          64.66%

ASSET QUALITY:
Non-accrual loans                                                                         $78,232         $35,281
90+ and still accruing loans                                                                   --              --
Non-performing loans                                                                       78,232          35,281
Foreclosed assets                                                                           7,044           3,556
Non-performing loans to
    total loans                                                                             1.81%           0.81%
Non-performing assets to
    total assets                                                                            1.25%           0.61%
Allowance for loan losses                                                                 $55,731         $43,329
Allowance for loan losses to
    non-performing loans                                                                   71.24%         122.81%
Allowance for loan losses to
    total loans                                                                             1.29%           0.99%

AVERAGE BALANCE SHEET DATA:
Assets                                                  $6,727,683     $6,419,753      $6,605,478      $6,365,479

                                       8

Loans, net                                               4,285,034      4,293,132       4,308,987       4,244,900
Earning assets                                           6,007,418      5,548,275       5,841,099       5,501,514
Core deposits                                            3,122,561      2,636,521       2,909,058       2,611,346
Borrowings                                               1,012,184      1,227,084       1,072,858       1,136,553
Interest-bearing liabilities                             5,318,038      4,889,180       5,162,803       4,837,484
Stockholders' equity                                       877,875      1,012,422         923,357       1,009,190
Average yield on interest-earning assets                     4.84%          5.51%           5.00%           5.54%
Average cost of interest-bearing liabilities                 2.07%          2.55%           2.24%           2.80%



Notes
-----
(1) Excluding a $152.2 million non-cash goodwill impairment charge (2) Operating
Income Reconciliation
                                                         Three Months Ended               Nine Months Ended
                                                            September 30,                  September 30,
                                                            -------------                  -------------
                                                            2009           2008           2009              2008
                                                            ----           ----           ----              ----
Net income (loss)                                         $8,676          $13,163       $(128,598)           $34,209
Goodwill impairment                                           --               --         152,502                 --
                                                              --               --         -------                 --
Operating income                                          $8,676          $13,163         $23,904            $34,209
                                                          ======          =======         =======            =======

(3) Efficiency Ratio Calculation
                                                         Three Months Ended               Nine Months Ended
                                                            September 30,                  September 30,
                                                            -------------                  -------------
                                                            2009           2008            2009              2008
                                                            ----           ----            ----              ----
Net interest income                                      $45,310          $45,351        $132,406         $127,109
Non-interest income                                        8,588            7,775          24,419           23,227
                                                           -----            -----          ------           ------
Total income                                             $53,898          $53,126        $156,825          150,336
                                                         =======          =======        ========          =======

Non-interest expense (1)                                 $35,972          $31,958        $107,419          $97,202
                                                         =======          =======        ========          =======

    Expense/Income:                                       66.74%            60.16%         68.50%           64.66%
                                                          ======           ======         ======           ======


Average Quarterly Balance
NET INTEREST MARGIN ANALYSIS
(Unaudited) (Dollars in thousands)                       September 30, 2009                              June 30, 2009
                                              ------------------------------------------    ---------------------------------------
                                                Average                      Average           Average                   Average
                                                Balance        Interest    Yield/Cost          Balance     Interest    Yield/Cost
                                              ------------------------------------------    ---------------------------------------
Interest-Earning Assets:
     Deposits                                $   156,046     $      98           0.25 %    $    187,257   $    117           0.25 %
     Federal Funds Sold and
                  Other Short-Term
Investments                                        6,724             1           0.07            52,783         16           0.12
     Investment Securities (1)                   338,381         3,327           3.93           338,409      3,343           3.95
     Securities Available for Sale             1,186,336        10,998           3.71           939,576     10,135           4.31
     Federal Home Loan Bank Stock                 34,897           499           5.67            35,727        533           5.98
     Net Loans (2)
Total Mortgage Loans                           2,945,927        39,286           5.32         2,959,822     39,675           5.37
Total Commercial Loans                           746,535        11,108           5.90           716,468     10,570           5.92
Total Consumer Loans                             592,572         7,722           5.17           604,021      7,923           5.26
                                              -------------   -----------                    -----------   -----------
Total Interest-Earning Assets                  6,007,418        73,039           4.84         5,834,063     72,312           4.96
                                                              -----------   ------------                   -----------  -----------

Non-Interest-Earning Assets:
     Cash and Due from Banks                      90,058                                         90,947
     Other Assets                                630,207                                        623,894
                                              -------------                                 --------------
Total Assets                                 $ 6,727,683                                   $  6,548,904
                                              =============                                 ==============

Interest-Bearing Liabilities:
     Demand Deposits                         $ 1,765,127         5,883           1.32  %   $  1,532,855      5,612           1.47 %
     Savings Deposits                            878,130         1,557           0.70           877,220      1,681           0.77
     Time Deposits                             1,662,597        11,367           2.71         1,698,389     12,466           2.94
                                              -------------   -----------                   -------------- ----------
Total Deposits                                 4,305,854        18,807           1.73         4,108,464     19,759           1.93
                                                              -----------                                  ----------

Total Borrowings                               1,012,184         8,922           3.50         1,044,909      9,388           3.60
                                              -------------   -----------                   -------------- ----------
Total Interest-Bearing Liabilities             5,318,038        27,729           2.07         5,153,373     29,147           2.27
                                                              ----------- --------------                   ---------- -------------

Non-Interest-Bearing Liabilities                 531,770                                        521,012
                                              -------------                                 --------------
Total Liabilities                              5,849,808                                      5,674,385
Stockholders' Equity                             877,875                                        874,519
                                              -------------                                 --------------
Total Liabilities & Stockholders'            $ 6,727,683                                   $  6,548,904
 Equity                                       =============                                 ==============

Net interest income                                          $  45,310                                    $ 43,165
                                                              ===========                                  ==========

Net interest rate spread                                                         2.77  %                                    2.69 %
                                                                                 ====                                        ====
Net interest-earning assets                  $   689,380                                   $    680,690
                                              =============                                 ==============

Net interest margin (3)                                                          3.01  %                                     2.96 %
                                                                                 ====                                        ====
Ratio of interest-earning assets to
     interest-bearing liabilities                   1.13  x                                        1.13  x

-----------------------------------------------------------------------------------------------------------------------------------

(1)  Average outstanding balance amounts shown are amortized cost.
(2) Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3)  Annualized net interest income divided by average interest-earning assets.

The following table summarizes the net interest margin for the previous year, inclusive.

                                                  9/30/09         6/30/09         3/31/09         12/31/08         9/30/08
                                                 3rd Qtr.         2nd Qtr.        1st Qtr.        4th Qtr.         3rd Qtr.
                                                 --------         --------        --------        --------         --------
Interest-Earning Assets:
 Securities                                          3.47%            3.64%           4.31%           4.50%          4.59%
 Net Loans                                           5.40%            5.44%           5.48%           5.63%          5.78%
    Total Interest-Earning Assets                    4.84%            4.96%           5.21%           5.38%          5.51%

Interest-Bearing Liabilities
 Total Deposits                                      1.73%            1.93%           2.06%           2.14%          2.19%
 Total Borrowings                                    3.50%            3.60%           3.47%           3.45%          3.62%
    Total Interest-Bearing Liabilities               2.07%            2.27%           2.39%           2.47%          2.55%

 Interest Rate Spread                                2.77%            2.69%           2.82%           2.91%          2.96%
 Net Interest Margin                                 3.01%            2.96%           3.10%           3.20%          3.27%
 Ratio of Interest-Earning Assets to
    Interest-Bearing Liabilities                     1.13x            1.13x           1.13x           1.13x          1.13x



Average YTD Balance
NET INTEREST MARGIN ANALYSIS
(Unaudited) (Dollars in thousands)                        September 30, 2009                           September 30, 2008
                                              ------------------------------------------    ---------------------------------------
                                                Average                      Average           Average                    Average
                                                Balance        Interest       Yield            Balance        Interest     Yield
                                              ------------------------------------------    ---------------------------------------
Interest-Earning Assets:
     Deposits                                $   115,006     $      215          0.25  %    $         --     $      --         -- %
     Federal Funds Sold and
Other Short-Term Investments                      33,258             37          0.15              20,182          493        3.27
     Investment Securities (1)                   340,032         10,119          3.97             354,656       10,860        4.08
     Securities Available for Sale             1,007,469         31,520          4.17             843,576       30,300        4.79
     Federal Home Loan Bank Stock                 36,347          1,356          4.99              38,200        2,072        7.25
     Net Loans (2)
Total Mortgage Loans                           2,975,721        119,566          5.36           2,933,316      124,406        5.66
Total Commercial Loans                           729,263         32,176          5.90             683,942       32,568        6.36
Total Consumer Loans                             604,003         23,819          5.27             627,642       27,932        5.93
                                              -------------   --------------                  --------------  ---------
Total Interest-Earning Assets                  5,841,099        218,808          5.00           5,501,514      228,631        5.54
                                                              ------------- -------------                     ---------- -----------

Non-Interest-Earning Assets:
     Cash and Due from Banks                      87,762                                           80,175
     Other Assets                                676,617                                          783,790
                                              -------------                                 ---------------
Total Assets                                 $ 6,605,478                                   $    6,365,479
                                              =============                                 ===============

Interest-Bearing Liabilities:
     Demand Deposits                         $ 1,561,951         17,012          1.46    % $    1,181,644       17,315        1.96 %
     Savings Deposits                            875,710          5,119          0.78             961,161        7,830        1.09
     Time Deposits                             1,652,284         36,005          2.91           1,558,126       43,800        3.75
                                              -------------   ------------                  ---------------   ----------
Total Deposits                                 4,089,945         58,136          1.90           3,700,931       68,945        2.49
                                                              ------------                                    ----------
Total Borrowings                               1,072,858         28,266          3.52           1,136,553       32,577        3.83
                                              -------------   ------------                  ---------------   ----------
Total Interest-Bearing Liabilities             5,162,803         86,402          2.24           4,837,484      101,522        2.80
                                                              -------------- ------------                     ---------- -----------

Non-Interest-Bearing Liabilities                 519,318                                          518,805
                                              -------------                                 ---------------
Total Liabilities                              5,682,121                                        5,356,289
Stockholders' Equity                             923,357                                        1,009,190
                                              -------------                                 ---------------
Total Liabilities & Stockholders'            $ 6,605,478                                   $    6,365,479
Equity                                        =============                                 ===============

Net interest income                                          $  132,406                                      $ 127,109
                                                              ============                                    ==========

Net interest rate spread                                                         2.76    %                                    2.74 %
                                                                                 ====                                         ====
Net interest-earning assets                  $   678,296                                   $      664,030
                                              =============                                 ===============

Net interest margin (3)                                                          3.02    %                                    3.08 %
                                                                                 ====                                         ====
Ratio of interest-earning assets to
     interest-bearing liabilities                   1.13  X                                          1.14 x

------------------------------------------------------------------------------------------------------------------------------------

(1)  Average outstanding balance amounts shown are amortized cost.
(2) Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3)  Annualized net interest income divided by average interest-earning assets.

The following table summarizes the YTD net interest margin for the previous three years, inclusive.

                                                              Nine Months Ended
                                                   ----------------------------------------
                                                    9/30/09        9/30/08       9/30/07
                                                    -------        -------       -------
 Interest-Earning Assets:
   Securities                                         3.76%         4.64%        4.50%
   Net Loans                                          5.44%         5.81%        6.19%
     Total Interest-Earning Assets                    5.00%         5.54%        5.80%

Interest-Bearing Liabilities:
   Total Deposits                                     1.90%         2.49%        3.06%
   Total Borrowings                                   3.52%         3.83%        4.17%
     Total Interest-Bearing Liabilities               2.24%         2.80%        3.25%

Interest Rate Spread                                  2.76%         2.74%        2.55%
Net Interest Margin                                   3.02%         3.08%        3.00%
Ratio of Interest-Earning Assets to
    Total Interest-Bearing Liabilities                1.13x         1.14x        1.16x